Exhibit 4.2

SECOND AMENDED AND RESTATED

GUARANTY AND COLLATERAL AGREEMENT

dated as of May 19, 2010

among

REGAL CINEMAS CORPORATION,
as a Grantor

and

CERTAIN OF ITS SUBSIDIARIES,
as Guarantors and Grantors

in favor of

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent

i

6.5	UCC and Other Remedies	24
6.6	Registration Rights	25
6.7	Waiver; Deficiency	26

SECTION 7.	ADMINISTRATIVE AGENT	26
7.1	Administrative Agent’s Appointment as Attorney-in-Fact, Etc.	26
7.2	Duty of Administrative Agent	28
7.3	Authority of Administrative Agent	28
7.4	Appointment of Co-Collateral Agents	29

SECTION 8.	MISCELLANEOUS	29
8.1	Amendments and Waivers	29
8.2	Notices	29
8.3	No Waiver; Remedies Cumulative	29
8.4	Enforcement Expenses; Indemnification	29
8.5	Successors and Assigns	30
8.6	Set-Off	30
8.7	Counterparts	30
8.8	Severability	30
8.9	Headings	30
8.10	Integration	30
8.11	Governing Law	31
8.12	Consent To Jurisdiction; Waivers	31
8.13	Additional Grantors	31
8.14	Releases	31
8.15	Waiver Of Jury Trial	32
8.16	Survival of Representations, Warranties and Agreements	33
8.17	Patriot Act	33
8.18	Existing Agreements Superseded; Exhibits and Schedules	33
8.19	Effectiveness	33

SCHEDULES:	4.3	Filings and Other Actions Required for Perfection
	4.4	Legal Name, Jurisdiction, Location of Chief Executive Office
	4.6	Pledged Investment Property
	4.8	Intellectual Property
	4.10	Commercial Tort Claims
	5.8	Concentration Accounts
	8.2	Notice Addresses of Guarantors

EXHIBITS:	A	Acknowledgment and Consent
	B	Intellectual Property Security Agreement
	C	Assumption Agreement

ii

SECOND AMENDED AND RESTATED
GUARANTY AND COLLATERAL AGREEMENT

This SECOND AMENDED AND RESTATED GUARANTY AND COLLATERAL AGREEMENT, dated as of May 19, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among REGAL CINEMAS CORPORATION, a Delaware corporation (“Borrower”), and certain of its Subsidiaries signatory hereto (Borrower, such Subsidiaries, and each other entity that may become a party hereto as provided herein, collectively, “Grantors”), in favor of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as Administrative Agent for the benefit of the Secured Parties (as defined below), amends and restates in full the Amended and Restated Guarantee and Collateral Agreement, dated as of May 10, 2004 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time to the date hereof, the “Existing Guaranty and Collateral Agreement”).

RECITALS

WHEREAS, undefined capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Section 1.1;

WHEREAS, pursuant to that certain Sixth Amended and Restated Credit Agreement, dated as of the date hereof (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, the Lenders party thereto, and Administrative Agent, the Lenders have agreed to make or continue Credit Extensions on behalf of Borrower;

WHEREAS, the Credit Agreement amends and restates in full the Fifth Restated Credit Agreement, which in turn amended and restated in full the Fourth Restated Credit Agreement, which in turn amended and restated in full the Third Restated Credit Agreement, which in turn amended and restated in full the Second Restated Credit Agreement, which in turn amended and restated in full the Restated Credit Agreement, which in turn amended and restated in full the Original Credit Agreement (the Original Credit Agreement, the Restated Credit Agreement, the Second Restated Credit Agreement, the Third Restated Credit Agreement, the Fourth Restated Credit Agreement and the Fifth Restated Credit Agreement, collectively, the “Prior Credit Agreements”);

WHEREAS, each Grantor’s obligations under the Prior Credit Agreements were secured by Liens granted by Borrower and certain of its direct and indirect subsidiaries to the Administrative Agent (including to its predecessor in such capacity) pursuant to (i) the Guaranty and Collateral Agreement, dated as of January 29, 2002 (the “Original Guaranty and Collateral Agreement”), which Liens were confirmed, reaffirmed, continued and restated under the Existing Guaranty and Collateral Agreement and (ii) the Existing Guaranty and Collateral Agreement, in each case which Liens are, subject to the terms hereof, being confirmed, reaffirmed, continued and restated hereunder;

WHEREAS, each Grantor and Administrative Agent have agreed to amend and restate the Existing Guaranty and Collateral Agreement, in renewal, amendment, restatement and modification of, but not in extinguishment or novation of, the obligations thereunder, to ensure continuing security for the payment and performance of each Grantor’s Obligations under and as defined herein and in the Credit Agreement; and

WHEREAS, it is a condition to the effectiveness of the Credit Agreement and the making and continuing of Loans and Credit Extensions thereunder that the Borrower and the Grantors shall have executed and delivered this Agreement to Administrative Agent for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Guaranty and Collateral Agreement in its entirety as follows, without effecting a novation thereof or otherwise disturbing the Liens created thereunder:

SECTION 1.                 DEFINED TERMS

1.1          Definitions.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms that are defined in the UCC on the date hereof are used herein as so defined:  “Accounts,” “Certificated Security,” “Chattel Paper,” “Commercial Tort Claim,” “Commodity Account,” “Commodity Contract,” “Commodity Intermediary,” “Documents,” “Entitlement Order,” “Equipment,” “Goods,” “Instruments” (as such term is defined in Article 9 of the UCC), “Inventory,” “Letter-of-Credit Rights,” “Securities Intermediary,” “Security,” “Security Entitlement,” “Supporting Obligation,” and “Uncertificated Security.”  In addition to the foregoing terms and the terms defined in the preamble and recitals hereto, the following terms have the meanings assigned below:

“Acknowledgment and Agreement” means an agreement substantially in the form of Exhibit A, or otherwise in form and substance satisfactory to Administrative Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Assumption Agreement” means an agreement substantially in the form of Exhibit C, or otherwise in form and substance satisfactory to Administrative Agent.

“Borrower Obligations” means the collective reference to the Obligations (as defined in the Credit Agreement).

“Collateral” as defined in Section 3.

“Collateral Account” means any collateral account established by Administrative Agent as provided in Section 6.1 or 6.3.

“Company Account” means a Deposit Account or a Securities Account.

“Concentration Account” means a Company Account that in the ordinary course of business is not a zero-balance, controlled disbursement, lock box or similar account, and into which funds from other Company Accounts are transferred for the principal purpose of consolidating funds from such other Company Accounts from time to time in the ordinary course of business, whether by direct cash deposit, wire transfer, automated-clearing-house debit, or otherwise.

“Control Agreement” means, with respect to any Company Account, an agreement whereby it is established that Administrative Agent has “control” (as defined in the UCC) over such Company Account, in form and substance acceptable to Administrative Agent.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee (including those listed in Schedule 4.8), granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means (i) all copyrights, whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including each registration and application identified in Schedule 4.8, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Default Scenario” as defined in Section 6.1(b).

“Deposit Account” as defined in the UCC and, in any event, includes any demand, time, savings, money market, passbook or like account maintained with a depositary or other financial institution, including all cash, funds, checks, notes, securities, certificates and any other instruments from time to time on deposit in any of such accounts.

“Digital Cinema Equipment” means digital cinema projectors, media blocks and any equipment to the extent attached to or affixed to such projectors and/or media blocks or otherwise necessary to enable such projectors and/or media blocks to operate as functional digital projection systems.  For the avoidance of doubt, equipment that is necessary to enable such digital cinema projectors or media blocks to operate as functional digital projection systems shall include all such equipment whether or not readily replaceable at minimal cost.

“Discharge of the Obligations” as defined in the Credit Agreement.

“Excluded Foreign Subsidiary Voting Stock” means the voting Capital Stock of any Excluded Foreign Subsidiary.

“Excluded Capital Stock” as defined in the definition of Pledged Stock.

“General Intangibles” means all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC in effect in the State of New York on the date hereof and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures and all licenses and permits issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, (iv) all rights of such Grantor to receive any tax refunds, and (v) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

“Guarantied Obligations” means with respect to any Guarantor, all obligations and liabilities of such Guarantor that may arise under or in connection with this Agreement (including Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guaranty obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document and including interest that, but for the filing of a petition in bankruptcy with respect to Borrower or any Guarantor, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against such Guarantor for interest in the related bankruptcy proceeding).

“Guarantors” means the collective reference to each Grantor other than Borrower.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement” means an agreement substantially in the form of Exhibit B, or otherwise in form and substance satisfactory to Administrative Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Investment Property” means the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC in effect on the date hereof, and in any event, including all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Stock, all Pledged Security Entitlements and all Pledged Commodity Contracts.

“Issuer” means an issuer of a Pledged Security.

“Obligations” means (i) in the case of Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantied Obligations.

“Patent License” means all agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 4.8.

“Patents” means (i) all patents, patent applications and patentable inventions, including each patent and patent application identified in Schedule 4.8, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all Patent Licenses entered into in connection therewith, and damages and payments for past, present or future infringement thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Pledged Commodity Contracts” means all commodity contracts listed on Schedule 4.6 and all other commodity contracts to which any Grantor is party from time to time.

“Pledged Debt Securities” means the debt securities listed on Schedule 4.6, all debt securities issued to or held by any Grantor, together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Notes” means the promissory notes listed on Schedule 4.6, all Intercompany Notes at any time issued to any Grantor, and all other promissory notes issued or to be held by any Grantor.

“Pledged Securities” means the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Stock.

“Pledged Security Entitlements” means all security entitlements with respect to the financial assets listed on Schedule 4.6 and all other security entitlements of any Grantor.

“Pledged Stock” means (i) the shares of Capital Stock listed on Schedule 4.6, (ii) the shares of Capital Stock required to be pledged pursuant to Section 5.9 of the Credit Agreement, and (iii) the shares of Capital Stock of any Person issued to a Grantor, in each case, together with any other shares, stock certificates, options, rights or security entitlements of any nature whatsoever in respect of such Capital Stock that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided, however, that in no event shall the Capital Stock of an Unrestricted Subsidiary acquired pursuant to an Investment permitted by Section 6.8(j), 6.8(k) or 6.8(q) of the Credit Agreement constitute Pledged Stock or otherwise be required to be pledged hereunder for so long as such Subsidiary remains an Unrestricted Subsidiary (such Capital Stock, “Excluded Capital Stock”).

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC in effect on the date hereof, and in any event shall include all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Secured Parties” means collectively, the Agents, the Lenders and, with respect to each Hedge Agreement, the applicable Lender Counterparty.

“Securities Account” as defined in the UCC, but also including all cash, funds, checks, notes, securities, certificates and any other instruments from time to time on deposit in any of such accounts.

“Trademark License” means any agreement providing for the grant by or to any Grantor of any right to use any Trademark, including any of the foregoing referred to in Schedule 4.8.

“Trademarks” means (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including each registration and application identified in Schedule 4.8, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

“Trade Secret License” means any agreement providing for the grant by or to any Grantor of any right to use any Trade Secret.

“Trade Secrets” means (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York; provided that, if by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection of priority and for purposes of definitions related to such provisions.

1.2          Other Definitional Provisions.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  References herein to any Section, Schedule or Exhibit shall be to a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.  The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Borrower Obligations or the Guarantied Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Borrower Obligations or the Guarantied Obligations, as the case may be.

1.3          Relationship with Existing Guaranty and Collateral Agreement.  As stated in the preamble hereof, this Agreement is intended to amend and restate the provisions of the Existing Guaranty and Collateral Agreement, and except as expressly modified herein, the outstanding obligations under the Existing Guaranty and Collateral Agreement shall continue to be paid or performed on or prior to the Closing Date, and shall from and after the Closing Date continue to be owing and be subject to the terms of this Agreement.  On and after the Closing Date, all references in the other Loan Documents that are not being amended and restated concurrently herewith to (i) the “Guaranty and Collateral Agreement” shall be deemed to include references to this Agreement, and (ii) the “Secured Parties” or “Administrative Agent” shall mean such terms as defined in this Agreement.  As to all periods occurring on or after the Closing Date, all of the covenants set forth in the Existing Guaranty and Collateral Agreement shall be of no further force or effect (with respect to such periods), it being understood that all obligations of Grantors under the Existing Guaranty and Collateral Agreement shall be governed by this Agreement from and after the Closing Date.

SECTION 2.                 GUARANTY

2.1          Guaranty.

(a)           Each Guarantor hereby confirms and reaffirms its guaranty heretofore granted by it under the Existing Guaranty and Collateral Agreement and the Original Guaranty and Collateral Agreement, agrees that its guaranty continues to provide credit support for the Obligations under the Credit Agreement and, for the avoidance of doubt but without in any manner limiting, qualifying, prejudicing or otherwise affecting the previous guaranty by such Guarantor under the Existing Guaranty and Collateral Agreement and Original Guaranty and Collateral Agreement, hereby, jointly and severally, unconditionally and irrevocably, guaranties to Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)           If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount that can lawfully be guarantied by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2.  Each Guarantor acknowledges and agrees that (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such laws in order for the such Guarantor’s Obligations to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.

(c)           Each Guarantor agrees that the Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without impairing the validity or enforceability of the guaranty contained in this Section 2 and without affecting the claims, interests, rights and remedies of any Secured Party hereunder.

(d)           The guaranty contained in this Section 2 shall remain in full force and effect until Discharge of the Obligations, notwithstanding that from time to time during the term of the Credit Agreement Borrower may be free from any Borrower Obligations.

(e)           No payment made by Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guarantied Obligations or any payment received or collected from such Guarantor in respect of the Guarantied Obligations), remain liable for the Guarantied Obligations up to the maximum liability of such Guarantor hereunder until the Discharge of the Obligations.

2.2          Rights of Reimbursement, Contribution and Subrogation.  (a) If any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property, then (i) if such payment is made by Borrower or from its property, and to the extent such payment is made on account of Borrower Obligations arising from or relating to a Loan made to Borrower or a Letter of Credit issued for the account of Borrower, Borrower shall not be entitled (A) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor, or (B) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any Guarantor or its property; and (ii) if such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon Discharge of the Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from Borrower, and (B) to demand and enforce contribution in respect of such payment from each other Guarantor that has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment.  For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.

(b)           If and whenever (after Discharge of the Obligations) any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Section 2.2(a)(ii), such Grantor shall be entitled, subject to and upon Discharge of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.2) to any security interest that may then be held by Administrative Agent on any Collateral granted to it in this Agreement.  Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation.  If subrogation is demanded by any Grantor, then (after Discharge of the Obligations) Administrative Agent at its sole option may (but shall have no duty to) deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument satisfactory to Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by Administrative Agent.

(c)           All rights and claims arising under this Section 2.2 or based on or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full in cash of all of the Obligations.  Until Discharge of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim.  If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to Administrative Agent, for application to the payment of the Obligations.  If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to Administrative Agent, in the exact form received and, if necessary, duly endorsed.

(d)           The Guarantied Obligations and the enforceability of the security interests granted hereby and under the other Loan Documents, are not contingent on the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2.  The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property.  The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(e)           Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(c) and (ii) neither Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right.

2.3          Amendments, Etc. with Respect to Borrower Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, restated, modified, supplemented or terminated, in whole or in part, in accordance with their terms, and any collateral security, guaranty or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released by the Secured Party.  No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guaranty contained in this Section 2 or any property subject thereto.

2.4          Guaranty Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2; and all dealings between Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees that the guaranty contained in this Section 2 shall be construed as a continuing, absolute and unconditional guaranty of payment and performance (and not of collection) without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) that may at any time be available to or be asserted by Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower for the Borrower Obligations, or of such Guarantor under the guaranty contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Borrower, any other Guarantor or any other Person or against any collateral security or guaranty for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of Borrower, any other Guarantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5          Reinstatement.  The guaranty contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6          Payments.  Each Guarantor hereby guaranties that payments hereunder will be paid to Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of Administrative Agent located at the Principal Office specified in the Credit Agreement.

2.7          California Waivers.  As used in this Section 2.7, any reference to “the principal” includes Borrower and each Guarantor, and any reference to “the creditor” includes Administrative Agent and the other Secured Parties.  In accordance with Section 2856 of the California Civil Code:  (a) each Guarantor unconditionally and irrevocably waives any and all rights and defenses available to it by reason of Sections 2787 to 2855 (inclusive), 2899, and 3433 of the California Civil Code, and (b) each Guarantor unconditionally and irrevocably waives any and all rights and defenses available to it by reason of the Guarantied Obligations being secured by real property or otherwise, including any rights and defenses based on Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or other law, which means, among other things, (1) the creditor may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by the principal, (2) if the creditor forecloses on any real property collateral pledged by the principal, (A) the amount of the Guarantied Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the creditor may collect from the Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the principal or any other guarantor, and (3) such Guarantor is waiving all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guarantied Obligations, has destroyed such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise, and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantied Obligations, has destroyed such Guarantor’s rights of contribution against such other guarantor.  No other provision of this Agreement shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph.  As provided in Section 8.11, this Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.  This Section 2.7 is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Agreement or to any of the Guarantied Obligations.

SECTION 3.                 GRANT OF SECURITY INTEREST

3.1          Grant.  Each Grantor, to secure the payment, performance and observance of all of the Obligations and all renewals, extensions, restructurings and refinancings thereof, (i) hereby confirms and reaffirms the grant of the security interest heretofore granted by it under the Existing Guaranty and Collateral Agreement and the Original Guaranty and Collateral Agreement (collectively, the “Prior Grant”) (provided that any security interest in Digital Cinema Equipment granted under any Prior Grant is hereby released), and agrees that such Liens continue to secure such Grantor’s Obligations and (ii) for the avoidance of doubt but without in any manner limiting, qualifying, prejudicing or otherwise affecting the previous grant by such Grantor under the Existing Guaranty and Collateral Agreement and the Original Guaranty and Collateral Agreement, hereby grants to Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of the personal property of such Grantor, including the following property, in each case, wherever located and whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations:

(a)           all Accounts;

(b)           all Chattel Paper;

(c)           all Deposit Accounts;

(d)           all Documents;

(e)           all Equipment;

(f)            all General Intangibles;

(g)           all Instruments;

(h)           all Intellectual Property;

(i)            all Inventory;

(j)            all Investment Property;

(k)           all Letter-of-Credit Rights;

(l)            all money;

(m)          all Commercial Tort Claims described on Schedule 4.10 hereto;

(n)           all Goods and other property not otherwise described above;

(o)           all bank accounts, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such bank accounts;

(p)           all books and records pertaining to the Collateral; and

(q)           to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, guaranties and other Supporting Obligations given by any Person with respect to any of the foregoing.

3.2          Certain Limited Exclusions.  Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 3.1 attach to (a) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein, or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; (b) any of the outstanding capital stock of an Excluded Foreign Subsidiary in excess of 65% of the voting power of all classes of capital stock of such Excluded Foreign Subsidiary entitled to vote; provided that immediately upon the amendment of the Code to allow the pledge of a greater percentage of the voting power of capital stock in a Excluded Foreign Subsidiary without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Excluded Foreign Subsidiary; (c) any Excluded Capital Stock or (d) subject to Section 5.12, any Digital Cinema Equipment.

SECTION 4.                 REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, Lenders and Issuing Bank to enter into the Credit Agreement and to make each Credit Extension thereunder, each Grantor hereby represents and warrants to the Secured Parties that the following statements are true and correct:

4.1          Representations in Credit Agreement.  In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall have been true and correct in all material respects on and of such earlier date), and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that, each reference in each such representation and warranty to Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge; and provided further that, each such representation and warranty that is qualified as to materiality shall be true and correct in all respects.

4.2          Title; No Other Liens.  Such Grantor owns each item of the Collateral free and clear of any and all Liens, except for Permitted Liens.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

4.3          Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 4.3  will constitute valid, and to the extent perfection can be achieved by the filing of financing statements in the jurisdiction of organization of each Grantor, perfected security interests in all of the Collateral in favor of Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof and Article 9 of the UCC against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, and (b) are prior to all other Liens on the Collateral except for Permitted Liens.

4.4          Jurisdiction of Organization, Etc.  On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of organization), jurisdiction of organization and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.4.

4.5          Inventory, Equipment and Books and Records.  On the date hereof, the Inventory and the Equipment (other than mobile goods) and the books and records pertaining to the Collateral are kept at the locations listed on Schedule 4.24(a) of the Credit Agreement.

4.6          Investment Property.

(a)           The shares of Pledged Stock pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Capital Stock of each Issuer owned by such Grantor or, in the case of an Excluded Foreign Subsidiary, 65% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.

(b)           All the shares of the Pledged Stock issued by any Subsidiary have been duly and validly issued and are fully paid and nonassessable.

(c)           The terms of any uncertificated Capital Stock constituting limited liability company interests and partnership interests included in the Pledged Stock either (i) expressly provide that they are securities governed by Article 8 of the UCC in effect in the “issuer’s jurisdiction” (as such term is defined in the UCC in effect in such jurisdiction) of each Issuer thereof, or (ii) to the extent that such Pledged Stock does not so provide that they are securities, all necessary action under the UCC has been taken to perfect the security interest granted hereunder in such Pledged Stock.

(d)           The terms of any certificated limited liability company interests and partnership interests included in the Pledged Stock either (i) expressly provide that they are securities governed by Article 8 of the UCC, or (ii) to the extent that such Pledged Stock does not so provide that they are securities, all necessary action under the UCC has been taken to perfect the security interest granted hereunder in such Pledged Stock.

(e)           Each of the Pledged Notes issued by any Subsidiary constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(f)            Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

(g)           The applicable Grantor has used commercially reasonable efforts to cause each Subsidiary of Borrower that is an Issuer owned by it and that is not a Grantor to execute and deliver to Administrative Agent an Acknowledgment and Agreement.

4.7          Receivables.

(a)           As of the Closing Date, no amount payable to such Grantor under or in connection with any Receivable in excess of $100,000 included in the Collateral is evidenced by any Instrument or Chattel Paper that has not been delivered to Administrative Agent.

(b)           The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables included in the Collateral will at such times be materially accurate.

4.8          Intellectual Property.

(a)           Each Grantor owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted.  Except as described on Schedule 4.8, no material claim has been asserted or is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does such Grantor know of any valid basis for any such claim, except with respect to claims that could not reasonably be expected to have a Material Adverse Effect.  To each Grantor’s knowledge, the use of Intellectual Property by Grantors does not infringe on the rights of any

Person in any material respect, except with respect to the matters described on Schedule 4.8, or with respect to any matter that could not be reasonably expected to have a Material Adverse Effect.

(b)           As of the Closing Date, Schedule 4.8(b) (i) identifies each of the trademarks, service marks and trade name applications and registrations registered by, made by or otherwise held, directly or indirectly, by Grantors and identifies which such Person registered, made or otherwise holds such Intellectual Property, and (ii) specifies as to each, the jurisdiction in which such Intellectual Property has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application and expiration.

(c)           As of the Closing Date, Schedule 4.8(c) (i) identifies each of the patents and patent applications owned by, made by or otherwise held, directly or indirectly, by Grantors and identifies which such Person owns, made or otherwise holds such Intellectual Property, and (ii) specifies as to each, the jurisdiction in which such Intellectual Property has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective patent or application numbers and applicable dates of issuance or application and expiration.

(d)           As of the Closing Date, Schedule 4.8(d) (i) identifies each of the copyrights and copyright applications and registrations registered by, made by or otherwise held, directly or indirectly, by Grantors and identifies which such Person registered, made or otherwise holds such Intellectual Property, and (ii) specifies as to each, the jurisdiction in which such Intellectual Property has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application and expiration.

(e)           As of the Closing Date, Schedule 4.8(e) identifies all material licenses, sublicenses and other agreements relating to Intellectual Property (other than licenses or sublicenses of individual motion pictures) to which any of the Grantors is a party and pursuant to which (i) any of the Grantors is a licensor or sublicensor or the equivalent (except for such agreements between Grantors) or (ii) any other Person (other than a Grantor) is authorized to use any Intellectual Property as a licensee, sub-licensee or the equivalent.

4.9          Concentration Accounts.  As of the Closing Date, Schedule 5.8 sets forth all of the Concentration Accounts of each Grantor.

4.10        Commercial Tort Claims.  As of the Closing Date, Schedule 4.10 describes each Commercial Tort Claim in excess of $5,000,000 held by any Grantor.

SECTION 5.                 COVENANTS

Each Grantor covenants and agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent under the Credit Agreement or any other Obligation remains unpaid or unperformed:

5.1          Covenants in Credit Agreement.  Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

5.2          Delivery and Control of Instruments, Chattel Paper and Investment Property.

(a)           If any of the Collateral consisting of Pledged Stock (other than any Capital Stock of NCM or NCM, Inc.) or Intercompany Notes shall be or become evidenced or represented by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to Administrative Agent, duly endorsed in a manner satisfactory to Administrative Agent, to be held as Collateral pursuant to this Agreement.

(b)           If any of the Collateral consisting of Pledged Stock or Intercompany Notes shall be or become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof to register Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or otherwise take all necessary action under the UCC to perfect Administrative Agent’s security interest in such Collateral granted hereunder.

(c)           If any of the Collateral consisting of Pledged Stock or Intercompany Notes shall be or become evidenced or represented by a Security Entitlement, such Grantor shall cause the Securities Intermediary with respect to such Security Entitlement to identify in its records Administrative Agent as having such Security Entitlement against such Securities Intermediary or otherwise take all necessary action under the UCC to perfect Administrative Agent’s security interest in such Collateral granted hereunder.

(d)           If any of the Collateral consisting of Pledged Stock or Intercompany Notes shall be or become evidenced or represented by or held in a Securities Account, such Grantor shall comply with Section 5.2(c) and 5.8 with respect to such Securities Account and all Security Entitlements carried in such Securities Account.

(e)           If any of the Collateral consisting of any Receivable in excess of $1,000,000 shall be or become evidenced or represented by any Instrument or Chattel Paper, such Grantor shall promptly thereafter provide written notice of such Collateral to the Administrative Agent and, upon written request from the Administrative Agent, promptly deliver such Instrument or Chattel Paper to Administrative Agent, duly endorsed in a manner satisfactory to Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.3          Payment of Obligations.  Such Grantor will, to the extent not otherwise prohibited hereunder or prohibited by applicable subordination or intercreditor provisions, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (in any event including all taxes, assessments and governmental charges or levies imposed on the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor, or to the extent the failure to pay, discharge or otherwise satisfy such obligations could not reasonably be expected to have a Material Adverse Effect.

5.4          Maintenance of Perfected Security Interest; Further Documentation.

(a)           Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever it being understood that except for (i) the filing of financing statements or continuation statements under the UCC (or other similar applicable laws) in effect in any jurisdiction with respect to the security interests created hereby, or (ii) the taking of such additional actions required pursuant to Sections 5.2, 5.5, 5.6, 5.8, 5.10 and 5.11 hereof, or Section 5.9 and 5.15 of the Credit Agreement or otherwise contemplated by the terms of any Mortgages (or any landlord consents or similar agreements related thereto), the Grantors shall not be required to take additional affirmative actions to perfect the security interests granted hereunder.

(b)           Such Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as Administrative Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Administrative Agent herein.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Administrative Agent  herein, including describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.”  Such Grantor will furnish to Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as Administrative Agent may reasonably request, all in reasonable detail.  Notwithstanding anything to the contrary in this Section 5.4(b), unless otherwise approved by the Borrower (such approval not to be unreasonably withheld), no financing statement or financing statement amendment filed by or on behalf of the Administrative Agent shall cover or purport to cover Digital Cinema Equipment (other than Subject Property as provided in Section 5.12).

(c)           At any time and from time to time, upon the written request of Administrative Agent, at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted to the extent contemplated by Section 5.4(a) above or Section 5.9 and 5.15 of the Credit Agreement.

5.5          Changes in Locations, Name, Jurisdiction of Incorporation, Etc.  Such Grantor will not, except upon 30 days’ (or such shorter period as Administrative Agent shall determine in its sole discretion) prior written notice to Administrative Agent and delivery to Administrative Agent of all additional executed financing statements and other documents reasonably requested by Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(i)        change its jurisdiction of organization or the location of its chief executive office or sole place of business or its legal name from that referred to in Section 4.4; or

(ii)       change its identity or structure to such an extent that any financing statement filed by Administrative Agent in connection with this Agreement would become misleading.

5.6          Investment Property.

(a)           If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer of Pledged Stock to which the security interest hereunder has attached (other than any Capital Stock of NCM or NCM, Inc.), whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in such Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to Administrative Agent in the exact form received, duly endorsed by such Grantor to Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if Administrative Agent so requests, signature guarantied, to be held by Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.

(b)           Upon the occurrence and during the continuance of a Default or Event of Default, any sums paid on or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and if any distribution of capital shall be made on or in respect of the Pledged Securities, or any property shall be distributed on or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of Administrative Agent, be delivered to Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. Upon the occurrence and during the continuance of a Default or Event of Default, if any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(c)           Without the prior written consent of Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except in connection with the disposition of Securities Entitlements held from time to time as Cash Equivalents or otherwise pursuant to a transaction permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or any other Permitted Lien, or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof included in the Collateral or any interest therein.

(d)           In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) with respect to the Pledged Securities issued by it, and (iii) the terms of Sections 6.2(c) and

6.6 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to such Sections with respect to the Pledged Securities issued by it.

5.7          Receivables.  Other than in the ordinary course of business or in such Grantor’s reasonable business judgment (when no Default or Event of Default has occurred and is continuing), such Grantor will not (i) grant any extension of the time of payment of any of its Receivables, (ii) compromise or settle any of its Receivables for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any of its Receivables, (iv) allow any credit or discount whatsoever on any of its Receivables or (v) amend, supplement or modify any of its Receivables in any manner that could adversely affect the value thereof.

5.8          Concentration Accounts.

(a)           For each Concentration Account set forth on Schedule 5.8, or that any Grantor at any time opens or maintains, such Grantor shall (i) pursuant to a Control Agreement, cause the bank or financial institution with respect to such Concentration Account to agree to comply at any time with instructions from Administrative Agent to such bank or financial institution directing the disposition of assets from time to time credited to such Concentration Account, without further consent of such Grantor or any other person, or (ii) close such Concentration Account and transfer the assets held in such Concentration Account to a Concentration Account that is subject to a Control Agreement.  Such Grantor shall promptly notify Administrative Agent of the opening of any new Concentration Account.  Furthermore, each Grantor covenants and agrees that it shall (x) deposit all collected amounts into its existing Company Accounts or such other Company Accounts as it shall from time to time establish and maintain, and (y) sweep all such deposited amounts, on a regular periodic or daily basis, into one or more Concentration Accounts, in each of the foregoing clauses (x) and (y), in the ordinary course of maintaining its cash management system consistent with its past practices.  Each Grantor further agrees that it shall not maintain any cash or other balances in any Company Account that is not a Concentration Account (except in Company Accounts the balances of which are swept into one or more Concentration Account as provided in clauses (x) and (y) above).  Notwithstanding the foregoing, (i) additional Grantors acquired after the Closing Date pursuant to a Permitted Acquisition shall not be required to comply with this clause (a) until 30 days following the date such Grantor becomes a party hereto, and (ii) in respect of those Concentration Accounts set forth on Schedule 5.8 that are not subject to a Control Agreement in form and substance reasonably acceptable to the Administrative Agent as of the Closing Date, such Grantor shall comply with clause (i) of the first sentence of this Section 5.8(a) within the applicable time specified in Schedule 5.16 to the Credit Agreement.

(b)           Administrative Agent agrees that, so long as no Default or Event of Default shall have occurred and be continuing, it shall not deliver any notice of sole control, direction to transfer funds, money or investments, direction to limit the access of any Grantor to any funds, money, or investments or similar directions in respect of any Company Account subject to a Control Agreement.

5.9          Intellectual Property.

(a)           Such Grantor will not do any act, or omit to do any act, whereby any material Patent owned by it may become forfeited, abandoned or dedicated to the public.

(b)           Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor, will not do any act that knowingly uses any of its material Intellectual Property to infringe the intellectual property rights of any other Person without the consent of such Person.

(c)           Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of its material Intellectual Property included in the Collateral, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(d)           Such Grantor will not, without the prior written consent of Administrative Agent, discontinue use of or otherwise abandon any of its Intellectual Property included in the Collateral, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

(e)           In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property included in the Collateral.

(f)            Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property existing as of the date hereof to record the security interest granted herein to Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.

(g)           Each Grantor hereby covenants and agrees that, upon the request of Administrative Agent, it shall notify Administrative Agent of any additional Intellectual Property material to the business of such Grantor acquired after the Closing Date and execute and deliver to Administrative Agent any agreements and information requested to record or perfect Administrative Agent’s interest in such Intellectual Property.

5.10        Commercial Tort Claims.  Each Grantor hereby covenants and agrees that, upon the request of Administrative Agent, it shall notify Administrative Agent whether any Commercial Tort Claim in excess of $5,000,000 has hereafter arisen and deliver to Administrative Agent any information requested to acknowledge, confirm, register, record or perfect Administrative Agent’s interest in the Commercial Tort Claim.

5.11        Letter-of-Credit Rights.  Each Grantor hereby covenants and agrees that, upon the request of Administrative Agent, it shall notify Administrative Agent whether such Grantor has become a beneficiary with respect to any letter of credit with amounts available to be drawn thereunder in excess of $5,000,000, and, if requested by Administrative Agent, it shall use all commercially reasonable efforts to obtain the consent of the applicable issuer or nominated person to an assignment to Administrative Agent of the proceeds of such letter of credit under Section 5-114(c) of the UCC or applicable law or practice.

5.12        Digital Cinema Equipment.  Each Grantor hereby covenants and agrees that, in the event that any Digital Cinema Equipment owned by such Grantor (excluding any leasehold interests) is no longer intended in good faith to be, or reasonably expected to be, sold or contributed to a DCIP Entity under a DCIP Investment Transaction (such Digital Cinema Equipment, the “Subject Property”), it shall promptly enter into a supplement to this Agreement, in form and substance reasonably acceptable to the Administrative Agent, granting the Administrative Agent, for the ratable benefit of the Secured Parties, a lien on the Subject Property (and, notwithstanding anything to the contrary contained in Section 3.2 hereof, the Subject Property shall then constitute Collateral) and shall, at Borrower’s expense, cause to be filed such UCC-1 financing statements as necessary to perfect such lien and shall execute and deliver such other certificates and documents and take such other actions reasonably required by the Administrative Agent in connection with the foregoing.  Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as Administrative Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Administrative Agent in respect of the Subject Property.  Such financing statements may describe the Subject Property and any other Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Subject Property and the other Collateral granted to Administrative Agent herein or in any such supplement to this Agreement, including describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired”.  Such Grantor will furnish to Administrative Agent from time to time statements and schedules further identifying and describing the Subject Property and other Collateral and such other reports in connection with the assets and property of such Grantor as Administrative Agent may reasonably request, all in reasonable detail.  Notwithstanding anything to the contrary in this Section 5.12, unless otherwise approved by the Borrower (such approval not to be unreasonably withheld), no such financing statement or financing statement amendment filed by or on behalf of the Administrative Agent shall cover or purport to cover Digital Cinema Equipment (other than Subject Property).

SECTION 6.                 REMEDIAL PROVISIONS

6.1          Certain Matters Relating to Receivables.

(a)           Subject to the limitation set forth below in Section 6.2(a), Administrative Agent shall have the right to make test verifications of the Receivables included in the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as Administrative Agent may reasonably require in connection with such test verifications.  At any time and from time to time, but not more frequently than monthly (unless a Default or an Event of Default has occurred and is continuing), upon Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to Administrative Agent to furnish to Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, any such Receivables.

(b)           Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables included in the Collateral, subject to Administrative Agent’s direction and control, and Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default (a “Default Scenario”).  If required by Administrative Agent at any time during a Default Scenario, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of Administrative Agent, subject to withdrawal by Administrative Agent for the account of the Secured Parties only as provided in Section 6.4, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)           At Administrative Agent’s request during a Default Scenario, each Grantor shall deliver to Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables included in the Collateral, including all original orders, invoices and shipping receipts.  At any other time, Administrative Agent may inspect such items at the Grantor’s premises.

(d)           At any time during a Default Scenario, Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables included in the Collateral to verify with them to Administrative Agent’s satisfaction the existence, amount and terms of any such Receivables.

(e)           Upon the request of Administrative Agent at any time during a Default Scenario, each Grantor shall notify obligors on the Receivables included in the Collateral that the Receivables have been assigned to Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to Administrative Agent.

(f)            Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

6.2          Pledged Securities.

(a)           Unless a Default or Event of Default shall have occurred and be continuing and Administrative Agent shall have given notice to the relevant Grantor of Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.2(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business and consistent with past practice of the relevant Issuer, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken that, in Administrative Agent’s reasonable judgment, would impair the Collateral or that would be inconsistent with or result in any Default under the Credit Agreement, this Agreement or any other Loan Document.

(b)           If a Default or Event of Default shall occur and be continuing and Administrative Agent shall have given notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.4, and (ii) any or all of the Pledged Securities shall be registered in the name of Administrative Agent or its nominee, and Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Administrative Agent may determine), all without liability except to account for property actually received by it, but Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)           Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from Administrative Agent in writing that (x) states that a Default or Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to Administrative Agent.

6.3          Proceeds to be Turned Over to Administrative Agent.  In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, during a Default Scenario, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to Administrative Agent, if required).  All Proceeds received by Administrative Agent hereunder shall be held by Administrative Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by Administrative Agent in a Collateral Account (or by such Grantor in trust for Administrative Agent for the benefit of the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.4.

6.4          Application of Proceeds.  During a Default Scenario, Administrative Agent may, at any time at its election and notwithstanding the provisions of Section 2.14 of the Credit

Agreement, apply all or any part of Proceeds constituting Collateral (together with the proceeds in respect of any sale of , collection from or other realization upon all or any part of any property of Borrower, Holdings and any other Guarantor upon which a Lien in favor of the Administrative Agent is purported to be granted under any Security Document) turned over to, held by or realized through the exercise by Administrative Agent of its remedies hereunder or under any other Loan Document, whether or not held in any Collateral Account, and any proceeds of the guaranty set forth in Section 2 (together with the proceeds of any guaranty under the Guaranty and Pledge Agreement and the Parent Guaranty), in payment of the Obligations in the following order:

(i)        First, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and reimbursements for all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith (including as described in Section 6.5(a) hereof), and all amounts for which Administrative Agent is entitled to indemnification or reimbursement hereunder or under the other Loan Documents (in its capacity as Administrative Agent and not as a Lender) and all advances made by Administrative Agent hereunder or under the other Loan Documents for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement or any other Loan Document, all in accordance with the terms hereof or thereof;

(ii)       Second, to pay accrued interest on and then principal of any portion of (x) the Revolving Loans that Administrative Agent may have advanced on behalf of any Lender for which Administrative Agent has not then been reimbursed by such Lender or Borrower and (y) the amount of drawings honored by Issuing Bank under a Letter of Credit for which Issuing Bank has not then been reimbursed by any Lender or Borrower (plus accrued interest thereon);

(iii)      Third, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents;

(iv)      Fourth, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Lenders and Lender Counterparties according to the amounts of the Obligations then due and owing and remaining unpaid to the Lenders and the Lender Counterparties;

(v)       Fifth, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and

(vi)      Sixth, any balance of such Proceeds remaining after the Discharge of the Obligations shall be paid over to Borrower or to whomsoever may be lawfully entitled to receive the same.

6.5          UCC and Other Remedies.

(a)           During a Default Scenario, Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law or in equity.  Without limiting the generality of the foregoing, Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize on the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at Administrative Agent’s request, to assemble the Collateral and make it available to Administrative Agent at places that Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Administrative Agent may elect, and only after such application and after the payment by Administrative Agent of any other amount required by any provision of law, including Section 9-615(a) of the UCC, need Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition.

(b)           In the event of any Disposition of any of the Intellectual Property to Administrative Agent, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply Administrative Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such Disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

6.6          Registration Rights.

(a)           If Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock or the Pledged Debt Securities pursuant to Section 6.5, and if in the opinion of Administrative Agent it is necessary or advisable to have the Pledged Stock or the Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of Administrative Agent, necessary or advisable to register the Pledged Stock or the Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock or the Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions that Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(b)           Each Grantor recognizes that Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)           Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock or the Pledged Debt Securities pursuant to this Section 6.6 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.6 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.6 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.

6.7          Waiver; Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

SECTION 7.                 ADMINISTRATIVE AGENT

7.1          Administrative Agent’s Appointment as Attorney-in-Fact, Etc.

(a)           Each Grantor hereby irrevocably constitutes and appoints Administrative Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this

Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives Administrative Agent the power and right, on behalf of such Grantor (without notice to or assent by such Grantor during a Default Scenario), to do any or all of the following:

(i)        in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable included in the Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)       in the case of any Intellectual Property included in the Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as Administrative Agent may request to evidence its security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)      pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs to the Collateral or obtain any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)      execute, in connection with any sale provided for in Section 6.5 or 6.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)       (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains) included in the Collateral, throughout the world for such term or terms, on such conditions, and in such manner, as Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and do, at Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) except during a Default Scenario.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The expenses of Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Administrative Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2          Duty of Administrative Agent.  Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner and accord it the same care as Administrative Agent deals with similar property for its own account.  Neither Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers.  The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

7.3          Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of Administrative Agent under this Agreement with respect to any action taken by Administrative Agent or the exercise or non-exercise by Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Administrative Agent and the Grantors, Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.4          Appointment of Co-Collateral Agents.  At any time or from time to time, in order to comply with any Requirement of Law or in respect of the exercise of the Administrative Agent’s rights and remedies with respect to any Collateral, Administrative Agent may appoint another bank or trust company or one or more other Persons, either to act as co-agent, sub-agent or separate agent on behalf of the Administrative Agent and the other Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and that may be specified in the instrument of appointment (which may, in the discretion of Administrative Agent, include similar provisions for indemnification and protections of such co-agent, sub-agent or separate agent); provided that Administrative Agent shall use reasonable efforts to provide prior written notice of such appointment to the Grantors..

SECTION 8.         MISCELLANEOUS

8.1          Amendments and Waivers.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in writing by Administrative Agent and the Grantors and in accordance with Section 9.5 of the Credit Agreement.

8.2          Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to any Grantor, Administrative Agent or any Secured Party shall be sent to such Person’s address as set forth on Schedule 8.2 or in the other relevant Loan Document, and otherwise shall be effected in the manner provided for in Section 9.1 of the Credit Agreement.

8.3          No Waiver; Remedies Cumulative.  No failure or delay on the part of Administrative Agent or any Secured Party in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to Administrative Agent and each Secured Party hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents or any of the Hedge Agreements.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

8.4          Enforcement Expenses; Indemnification.

(a)           Each Grantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against such Grantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including the reasonable fees and disbursements of counsel to each Secured Party and of counsel to Administrative Agent.

(b)           Each Grantor agrees to pay, and to save each Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           Each Grantor agrees to pay, and to save each Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent Borrower would be required to do so pursuant to Section 9.2 or 9.3 of the Credit Agreement.

(d)           The agreements in this Section 8.4 shall survive repayment of the Obligations.

(e)           Each Grantor agrees that the provisions of Section 2.19 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

8.5          Successors and Assigns.  This Agreement shall be binding on the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent.

8.6          Set-Off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Secured Party is hereby authorized by each Grantor at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Grantor or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Secured Party to or for the credit or the account of any Grantor against and on account of the obligations and liabilities of any Grantor to such Secured Party in respect of the Obligations hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Loan Document, irrespective of whether or not (a) such Secured Party shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due under the Credit Agreement shall have become due and payable pursuant to Section 2 thereof and although such obligations and liabilities, or any of them, may be contingent or unmatured.

8.7          Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

8.8          Severability.  In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

8.9          Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

8.10        Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11        Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.12        Consent To Jurisdiction; Waivers.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.2, (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, AND (e) AGREES THAT ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

8.13        Additional Grantors.  Each Subsidiary of any Grantor that is required to become a party to this Agreement pursuant to Section 5.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement.

8.14        Releases.

(a)           Upon the Discharge of the Obligations, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)           If any of the Collateral shall be Disposed of by any Grantor (other than a disposition of Collateral to the Borrower or another Grantor) in a transaction permitted by the Credit Agreement (or a Disposition in a transaction to which the Requisite Lenders, or all the Lenders, as required by Section 9.5 of the Credit Agreement, have consented), then Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be Disposed of in a transaction permitted by the Credit Agreement (or to which the Requisite Lenders, or all the Lenders, as required by Section 9.5 of the Credit Agreement, have consented); provided that, Borrower shall have delivered to Administrative Agent, at least five Business Days (or such shorter period as Administrative Agent shall determine in its sole discretion) prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the Disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents (or that the Requisite Lenders, or all the Lenders, as required by Section 9.5 of the Credit Agreement have consented to such release) and that the Proceeds of such Disposition will be applied in accordance therewith.  Promptly after the date that is 90 days after the Closing Date (or such earlier date as agreed by the Administrative Agent) the Administrative Agent shall file UCC financing statement terminations or amendments and take such other actions as shall be reasonably required by the Grantors to evidence the release of the security interests of the Administrative Agent and the other Secured Parties in any Digital Cinema Equipment (other than any Subject Property).

(c)           Except as may be required to comply with its obligations under the Loan Documents, each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

8.15      Waiver Of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, OR THE DEBTOR/SECURED PARTY, SURETY/OBLIGEE RELATIONSHIPS THAT ARE BEING ESTABLISHED HEREBY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED, WHETHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS

SECTION 8.15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE GUARANTY AND GRANT MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.16      Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension under the Credit Agreement.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Grantor set forth in Section 8.4 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

8.17      Patriot Act.  Each Secured Party and Administrative Agent (for itself and not on behalf of any other party) hereby notifies each Grantor that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Grantor, which information includes the names and addresses and other information that will allow such Secured Party or Administrative Agent, as applicable, to identify such Grantor in accordance with the Patriot Act.  Each Grantor will, and will cause each of its Subsidiaries to, provide, to the extent commercially reasonable or required by Requirements of Law, such information and take such actions as are reasonably requested by Administrative Agent or any Secured Party to assist Administrative Agent and the Secured Parties in maintaining compliance with the Patriot Act.

8.18      Existing Agreements Superseded; Exhibits and Schedules.  As and to the extent set forth in Section 1.3, the Existing Guaranty and Collateral Agreement is superseded by this Agreement, which has been executed in renewal, amendment, restatement and modification, but not in novation or extinguishment of, the obligations under the Existing Guaranty and Collateral Agreement or the Original Guaranty and Collateral Agreement.  Each party hereby agrees that the Liens granted to Administrative Agent pursuant to the Existing Original Guaranty and Collateral Agreement and the Original Guaranty and Collateral Agreement remain in full force and effect to secure the Obligations and hereby are ratified and confirmed in all respects.  Such Liens remain and continue to be granted, created, attached, perfected and enforceable, and shall constitute first-priority perfected security interests of Administrative Agent for the benefit of the Secured Parties to the extent required under the Loan Documents.  Notwithstanding the foregoing, each Grantor that was a party to the Existing Guaranty and Collateral Agreement has granted Liens hereunder in favor of Administrative Agent for the benefit of the Secured Parties.

8.19      Effectiveness.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each Grantor and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

REGAL CINEMAS CORPORATION,
as a Grantor

By:	/s/ David H. Ownby
Name: David H. Ownby
Title: Chief Financial Officer

A 3 THEATRES OF TEXAS, INC.
A 3 THEATRES OF SAN ANTONIO, LTD.
by A3 THEATRES OF TEXAS, INC., its General Partner
CONSOLIDATED THEATRES MANAGEMENT, L.L.C.
EASTGATE THEATRE, INC.
EDWARDS THEATRES, INC.
FREDERICK PLAZA CINEMA, INC.
HOYTS CINEMAS CORPORATION
INTERSTATE THEATRES CORPORATION
R.C. COBB II, LLC
R.C. COBB, INC.
RCI/FSSC, LLC
RCI/RMS, LLC
REGAL CINEMAS HOLDINGS, INC.
REGAL CINEMAS II, LLC
REGAL CINEMEDIA CORPORATION
REGAL GALLERY PLACE, LLC
REGAL INVESTMENT COMPANY
RICHMOND I CINEMA, L.L.C.
UA SWANSEA, LLC
UNITED ARTISTS PROPERTIES I CORP.
UNITED ARTISTS REALTY COMPANY
UNITED ARTISTS THEATRE COMPANY,
each as a Grantor and a Guarantor

By:	/s/ David H. Ownby
Name: David H. Ownby
Title: Vice President

REGAL CINEMAS, INC.,
as a Grantor and a Guarantor

By:	/s/ David H. Ownby
Name: David H. Ownby
Title: Chief Financial Officer

[Second Amended and Restated Guaranty and Collateral Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent

By:	/s/ Bill O’Daly
Name: Bill O’Daly
Title: Director

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Vice President

[Second Amended and Restated Guaranty and Collateral Agreement]

APPENDIX A

FORM OF ACKNOWLEDGMENT AND CONSENT

[to be attached]

A-1

APPENDIX B

FORM OF

INTELLECTUAL PROPERTY SECURITY AGREEMENT

[to be attached]

B-1

APPENDIX C

FORM OF

ASSUMPTION AGREEMENT

[to be attached]

C-1

SCHEDULE 4.3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

The following actions are required to perfect a security interest in all Collateral of the Grantors presently owned:*

Uniform Commercial Code Filings:

Alabama Secretary of State

Colorado Secretary of State

Delaware Secretary of State

Maryland State Department of Assessments and Taxation

Massachusetts Secretary of the Commonwealth

New York Secretary of the State

Oregon Secretary of State

Tennessee Secretary of State

Texas Secretary of State

Clerk of the State Corporation Commission of Virginia

Office of the Recorder of Deeds in the District of Columbia

Copyright, Patent and Trademark Filings:

USCO – IP Security Agreement

USPTO – IP Security Agreement

Actions with respect to Investment Property and Deposit Accounts:

Enter into control agreements with appropriate banks/financial institutions.

Possession by Administrative Agent of the Pledged Securities.

Actions contemplated by Sections 5.10 and 5.11 of the Agreement as they relate to Commercial Tort Claims and Letter-of-Credit Rights.

* This Schedule does not cover: (i) assets as to which perfection is governed by laws other than Article 9 of the UCC, such as certain foreign assets, assets that are subject to perfection pursuant to certificate of title or similar statutes or assets constituting interests in real property and (ii) assets as to which perfection is governed by the filing of a financing statement in a jurisdiction other than the jurisdiction of organization of the Grantor, such as fixture filings.

SCHEDULE 4.4

LEGAL NAME, JURISDICTION AND

CHIEF EXECUTIVE OFFICE

Legal Name of Grantor	Jurisdiction of Organization	Chief Executive Office

1. Regal Cinemas Corporation	Delaware	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

2. Regal Cinemas, Inc.	Tennessee	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

3. Regal CineMedia Corporation	Virginia	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

4. Edwards Theatres, Inc.	Delaware	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

5. Hoyts Cinemas Corporation	Delaware	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

6. Interstate Theatres Corporation	Massachusetts	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

7. Frederick Plaza Cinema, Inc.	Maryland	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

8. R. C. Cobb, Inc.	Alabama	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

9. United Artists Theatre Company	Delaware	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

10. United Artists Realty Company	Delaware	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

11. Regal Investment Company	Colorado	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

12. A 3 Theatres of Texas, Inc.	Delaware	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

13. A 3 Theatres of San Antonio, Ltd.	Texas	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

14. United Artists Properties I Corp.	Colorado	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

15. UA Swansea, LLC	Tennessee	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

16. Eastgate Theatre, Inc.	Oregon	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

17. Regal Gallery Place, LLC	District of Columbia	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

18. RCI/FSSC, LLC	New York	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

19. Regal Entertainment Holdings, Inc.	Delaware	9110 East Nichols Ave. #200 Centennial, CO 80112 (303) 792-3600

20. RCI/RMS, LLC	Delaware	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

21. Regal Cinemas Holdings, Inc.	Delaware	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

22. Regal Cinemas II, LLC	Delaware	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

23. R. C. Cobb II, LLC	Delaware	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

24. Consolidated Theatres Management, L.L.C.	Delaware	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

25. Richmond I Cinema, L.L.C.	Delaware	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

SCHEDULE 4.6

DESCRIPTION OF PLEDGED INVESTMENT PROPERTY

Pledged Commodity Contracts

NONE.

Pledged Debt Securities

NONE.

Pledged Notes

Intercompany Note, dated as of May 19, 2010.

Pledged Security Entitlements

NONE.

Pledged Stock

Pledgor	Pledged Equity Interest	Jurisdiction of Incorporation	%age Owned	Class of Stock	Issued	Certificate
Regal Cinemas Corporation	Regal Cinemas, Inc.	TN	100%	Common	7,500,000	20
Regal Cinemas, Inc.	Edwards Theatres, Inc.	DE	100%	Class A Common Stock	630,000	A-18
				Class B Common Stock	604,999	B-16
Regal Cinemas, Inc.	Regal Investment Company	CO	100%	Common	1,000	C-1
Regal Cinemas, Inc.	R.C. Cobb, Inc.	AL	100%	Common	1,000	2
Regal Cinemas, Inc.	Regal Cinemas Holdings, Inc.	DE	100%	Common	100	2

Pledgor	Pledged Equity Interest	Jurisdiction of Incorporation	%age Owned	Class of Stock	Issued	Certificate
Regal Cinemas, Inc.	Regal CineMedia Corporation	VA	100%	Common	5,000	4
Regal Cinemas, Inc.	Hoyts Cinemas Corporation	DE	100%	Common	100	5
Regal Cinemas, Inc.	Eastgate Theatre, Inc.	OR	100%	Common	38,708	56
				Preferred	95,442	9P
Regal Cinemas, Inc.	A 3 Theatres of Texas, Inc.	DE	100%	Common	100	5
Regal Cinemas, Inc.	A 3 Theatres of San Antonio, Ltd.	TX	99.10%	—	General Partnership Interest
Regal Cinemas, Inc.	United Artists Theatre Company	DE	100%	Common	1,000	118
Regal Cinemas, Inc.	RCI/FSSC, LLC	NY	100%	—	Membership Interests
Regal Cinemas, Inc.	RCI/RMS, LLC	DE	96%	—	Membership Interests
Regal Cinemas, Inc.	Regal Gallery Place, LLC	DC	100%	—	Membership Interests
Regal Cinemas, Inc.	Richmond I Cinema, L.L.C.	DE	100%	—	Membership Interests
Regal Cinemas, Inc.	Consolidated Theatres Management, L.L.C.	DE	100%	—	Membership Interests
Regal Cinemas, Inc.	Regal Cinemas II, LLC	DE	100%	—	Membership Interests
Hoyts Cinemas Corporation	Interstate Theatres Corporation	MA	100%	Common	1,000,000	3
Interstate Theatres Corporation	Frederick Plaza Cinema, Inc.	MD	100%	Common	5	4
Interstate Theatres Corporation	UA Swansea, LLC	TN	100%	—	Membership Interests

Pledgor	Pledged Equity Interest	Jurisdiction of Incorporation	%age Owned	Class of Stock	Issued	Certificate
R.C. Cobb, Inc.	R.C. Cobb II, LLC	DE	100%	—	Membership Interests
United Artists Theatre Company	United Artists Realty Company	DE	100%	Common	130	10
United Artists Theatre Company	United Artists Theatre Circuit, Inc.	MD	100%	Common	100	4
United Artists Realty Company	United Artists Properties I Corp.	CO	100%	Common	1,000	3
Regal Cinemas, Inc.	Green Hill Commons, LLC	TN	50%	—	Membership Interests

SCHEDULE 4.8(b)

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

Mark/Trade Name	Registrant/Holder	Jurisdiction Issued or Registered	Registration or Application Number	Date of Registration or Application	Date of Expiration or Status

Misc. Crown Design	Applicant: Regal Cinemas, Inc.	US	77/815,573 (Application Number)	August 28, 2009 (Application Date)	Pending

Misc. Crown Design	Applicant: Regal Cinemas, Inc.	US	77/815,576 (Application Number)	August 28, 2009 (Application Date)	Pending

REGAL CINEMAS	Registrant: Regal Cinemas, Inc. Holder: Regal Cinemas, Inc.	US	1,893,390	May 9, 1995	May 8, 2015 (Renewed)

REGAL CINEMAS (& Horizontal Crown Design)	Applicant: Regal Cinemas, Inc.	US	77/808,805 (Application Number)	August 20, 2009 (Application Date)	Pending

REGAL CINEMAS (& Vertical Crown Design)	Applicant: Regal Cinemas, Inc.	US	77/808,807 (Application Number)	August 20, 2009 (Application Date)	Pending

REGAL CINEMAS (& Reel Design)	Registrant: Regal Cinemas, Inc. Holder: Regal Cinemas, Inc.	US	1,887,534	April 4, 1995	April 4, 2015 (Renewed)

EDWARDS	Registrant: Edwards Theatres Circuit, Inc. Holder: Edwards Theatres, Inc.	US	2,038,191	February 18, 1997	February 18, 2017 (Renewed)

Mark/Trade Name	Registrant/Holder	Jurisdiction Issued or Registered	Registration or Application Number	Date of Registration or Application	Date of Expiration or Status

E (& Design)	Registrant: Edwards Theatres, Inc. Holder: Edwards Theatres, Inc.	US	2,282,837	October 5, 1999	October 5, 2019 (Renewed)

E (& Design)	Registrant: Edwards Theatres, Inc. Holder: Edwards Theatres, Inc.	Canada	538,504	December 11, 2000	December 11, 2015

E (& Design)	Registrant: Edwards Theatres, Inc. Holder: Edwards Theatres, Inc.	US	2,284,802	October 12, 1999	October 12, 2019 (Renewed)

REGAL CINEMEDIA	Registrant: Regal CineMedia Corporation	US	2,960,095	June 7, 2005	June 7, 2015 Declaration of Use June 7, 2011

Misc. Crown Design	Registrant: Regal CineMedia Corporation	US	2,998,582	September 20, 2005	September 20, 2015 Declaration of Use September 20, 2011

REGAL CINEMEETING & EVENTS	Registrant: Regal CineMedia Corporation	US	2,887,185	September 21, 2004	September 21, 2014 Declaration of Use September 21, 2010

REGAL DIGITAL CONTENT NETWORK	Registrant: Regal CineMedia Corporation	US	2,942,568	April 19, 2005	April 19, 2015 Declaration of Use April 19, 2011

Mark/Trade Name	Registrant/Holder	Jurisdiction Issued or Registered	Registration or Application Number	Date of Registration or Application	Date of Expiration or Status

THE 2WENTY (& Design)	Registrant: Regal CineMedia Corporation	US	2,930,126	March 8, 2005	March 8, 2015 Declaration of Use March 8, 2011

THE 2WENTY	Registrant: Regal CineMedia Corporation	US	3,175,779	November 28, 2006	November 28, 2016 Declaration of Use November 28, 2012

REGAL CINEMEETINGS & EVENTS (& New Crown Design)	Registrant: Regal CineMedia Corporation	US	3,047,577	January 24, 2006	January 24, 2016 Declaration of Use January 24, 2012

REGAL CINEMEDIA CORPORATION (& Crown Design)	Registrant: Regal CineMedia Corporation	US	3,014,566	November 15, 2005	November 15, 2015 Declaration of Use November 15, 2011

REGAL CINEMEDIA CORPORATION	Registrant: Regal CineMedia Corporation	US	3,089,100	May 9, 2006	May 9, 2016 Declaration of Use May 9, 2012

BIG SCREEN CLASSROOM	Registrant: Regal CineMedia Corporation	US	3,398,392	March 18, 2008	March 18, 2018 Declaration of Use March 18, 2014

BIGGS’ ADVENTURE	Registrant: Regal CineMedia Corporation	US	3,076,275	April 4, 2006	April 4, 2016 Declaration of Use April 4, 2012

Mark/Trade Name	Registrant/Holder	Jurisdiction Issued or Registered	Registration or Application Number	Date of Registration or Application	Date of Expiration or Status

WIDESCREEN RADIO (& Design)	Registrant: Regal CineMedia Corporation	US	3,146,373	September 19, 2006	September 19, 2016 Declaration of Use September 19, 2012

CORPORATE BOX OFFICE	Registrant: Regal CineMedia Corporation	US	3,022,182	November 29, 2005	November 29, 2015 Declaration of Use November 29, 2011

THE REGAL MARQUEE	Registrant: Regal CineMedia Corporation	US	3,001,808	September 27, 2005	September 27, 2015 Declaration of Use September 27, 2011

MOVIE MOM’S CLUB	Registrant: Consolidated Theatres Management, LLC	US	3,076,559	April 4, 2006	April 4, 2016 Declaration of Use April 4, 2012

CINEMA CASH	Registrant: Hoyts Cinemas Corporation	US	1,669,418	December 24, 1991	December 24, 2011 (Renewed)

SCHEDULE 4.8(c)

PATENTS

Applicant/ Assignee	Docket#/Title	Jurisdiction	Application Number	Date of Application	Patent No./Issue Date
Regal Cinemedia Corporation	REGA0001 System and Method for Scheduling In-Theatre Advertising	USPTO	10/386,366	03/11/2003	n/a
Regal Cinemedia Corporation	REGA0001 CIP System and Method for Scheduling Digital Cinema Content	USPTO	10/458,034	06/10/2003	n/a
Regal Cinemedia Corporation	REGA0001 EPO System and Method for Scheduling In-Theatre Advertising	EPO	03816280.6	12/12/2003	n/a
Regal Cinemedia Corporation	REGA0001 JPN System and Method for Scheduling In-Theatre Advertising And Digital Content	Japan	569421/2004	12/12/2003	n/a dropped
Regal Cinemedia Corporation	REGA0001 CAN System and Method for Scheduling In-Theatre Advertising	Canada	2,518,500	12/12/2003	n/a
Regal Cinemedia Corporation	REGA0002 Digital Projector Automation	USPTO	10/458,589	06/10/2003	6,914,662 07/05/2005
Regal Cinemedia Corporation	REGA0002 EPO Digital Projector Automation	EPO	04718127.6	03/05/2004	n/a
Regal Cinemedia Corporation	REGA0002 JPN Digital Projector Automation	Japan	532316/2006	03/05/2004	n/a
Regal Cinemedia Corporation	REGA0002 AUS Digital Projector Automation	Australia	2004256701	03/05/2004	2004256701 08/27/2009
Regal Cinemedia Corporation	REGA0002 CAN Digital Projector Automation	Canada	2,528,462	03/05/2004	n/a
Regal Cinemedia Corporation	REGA0003 System and Method for Selling Presentation Times in a Digital Media Stream	USPTO	10/641,173	08/14/2003	n/a
Regal Cinemedia Corporation	REGA0004 Digital Controller Unit for Projector Automation Systems	USPTO	11/099,099	04/05/2005	7,199,857 04/03/2007
Regal Cinemedia Corporation	REGA0004 PCT Digital Controller Unit for Projector Automation Systems	WIPO	PCT/US2006/010190	03/21/2006	n/a PCT complete
Regal Cinemedia Corporation	REGA0004 CA Digital Controller Unit for Projector Automation Systems	CA	2,603,392	03/21/2006	n/a
Regal Cinemedia Corporation	REGA0004 PCT Digital Controller Unit for Projector Automation Systems	EP	06748507.8	03/21/2006	n/a

Regal Cinemedia Corporation	REGA0004 PCT Digital Controller Unit for Projector Automation Systems	AU	2006232969	03/21/2006	n/a
Regal Cinemedia Corporation	REGA0005 Multi-Channel Audio Switch	USPTO	11/099,101	04/05/2005	n/a
Regal Cinemedia Corporation	REGA0005 PCT Multi-Channel Audio Switch	WIPO	PCT/US2006/010188	03/21/2006	n/a PCT complete

SCHEDULE 4.8(d)

COPYRIGHTS

Copyright Name	Registrant	Jurisdiction Issued or Registered	Registration or Application Number	Date of Registration or Application	Date of Expiration
WORLD OF ENTERTAINMENT Version 1	Regal CineMedia Corporation	USCO	VA-1-247-224	December 17, 2003	2098
WORLD OF ENTERTAINMENT Version 2	Regal CineMedia Corporation	USCO	VA-1-260-390	December 17, 2003	2098

SCHEDULE 4.8(e)

INTELLECTUAL PROPERTY LICENSES

1.                    The advertising agreement entered into with the party below and other advertising agreements as entered into the ordinary course of business:

•           Fandango, Inc.

2.                    The software license agreements entered into with the parties below and other software license agreements as entered into in the ordinary course of business:

•           Amended and Restated Software License Agreement by and among Regal CineMedia Corporation, American Multi-Cinema, Inc., Cinemark USA, Inc., and National CineMedia, LLC

3.                    The concessions and soft drink agreements entered into with the parties below and other concessions and soft drink agreements as entered into in the ordinary course of business:

•           Coca-Cola

4.                    Exhibitor Services Agreement, between Regal Cinemas, Inc. and National CineMedia, LLC.

5.                    Other licenses, sublicenses and agreements pursuant to theater equipment licenses, film products and on-screen content, all as entered into in the ordinary course of business.

SCHEDULE 4.10

COMMERCIAL TORT CLAIMS

NONE.

SCHEDULE 5.8

CONCENTRATION ACCOUNTS

Bank	Description	Account Holder	Account Number
Bank of America, N.A.	Concentrator	Regal Cinemas, Inc.	3275900886

SCHEDULE 8.2

NOTICE ADDRESSES OF GUARANTORS

Grantor	Notice Address

1. Regal Cinemas Corporation	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
2. Regal Cinemas, Inc.	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
3. Regal CineMedia Corporation	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
4. Edwards Theatres, Inc.	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
5. Hoyts Cinemas Corporation	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
6. Interstate Theatres Corporation	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
7. Frederick Plaza Cinema, Inc.	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
8. R. C. Cobb, Inc.	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
9. United Artists Theatre Company	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
10. United Artists Realty Company	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

11. Regal Investment Company	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
12. A 3 Theatres of Texas, Inc.	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
13. A 3 Theatres of San Antonio, Ltd.	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
14. United Artists Properties I Corp.	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
15. UA Swansea, LLC	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
16. Eastgate Theatre, Inc.	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
17. Regal Gallery Place, LLC	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
18. RCI/FSSC, LLC	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
19. Regal Entertainment Holdings, Inc.	9110 East Nichols Ave. #200 Centennial, CO 80112 (303) 792-3600
20. RCI/RMS, LLC	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
21. Regal Cinemas Holdings, Inc.	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
22. Regal Cinemas II, LLC	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

23. R. C. Cobb II, LLC	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
24. Consolidated Theatres Management, L.L.C.	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)
25. Richmond I Cinema, L.L.C.	7132 Regal Lane Knoxville, TN 37918 (865) 922-1123 (865) 922-3188 (fax)

Exhibit A to
Second Amended and Restated
Guaranty and Collateral Agreement

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Second Amended and Restated Guaranty and Collateral Agreement, dated as of May 19, 2010 (the “Agreement”), by and among the Grantors party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.  Undefined capitalized terms used herein have the meanings assigned to them in the Agreement. The undersigned agrees for the benefit of Administrative Agent and the Secured Parties as follows:

1.     The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.     The undersigned confirms the statements made in the Agreement and the Schedules thereto with respect to the undersigned, including Section 4.6 and Schedule 4.6.

3.     The undersigned will notify Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) of the Agreement.

4.     The terms of Sections 6.2(c) and 6.6 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.2(c) or 6.6 of the Agreement.

[ ]

By
Name:
Title:

Address for Notices:

Fax:

A-1

Exhibit B to
Second Amended and Restated
Guaranty and Collateral Agreement

FORM OF SECOND AMENDED AND RESTATED
INTELLECTUAL PROPERTY SECURITY AGREEMENT

This SECOND AMENDED AND RESTATED INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of May 19, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Intellectual Property Security Agreement”), by and among each of the signatories hereto (collectively, the “Grantors”) in favor of Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below), amends and restates in full the Amended and Restated Intellectual Property Security Agreement, dated as of May 10, 2004 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Intellectual Property Security Agreement”).

WHEREAS, Regal Cinemas Corporation, a Delaware corporation (“Borrower”), has entered into a Sixth Amended and Restated Credit Agreement, dated as of May 19, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the banks and other financial institutions and entities from time to time party thereto (the “Lenders”), and Administrative Agent.  Undefined capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Credit Extensions to Borrower under the Credit Agreement that the Grantors shall have executed and delivered that certain Second Amended and Restated Guaranty and Collateral Agreement, dated as of May 19, 2010, in favor of Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”), which agreement amended and restated in full the Amended and Restated Guaranty and Collateral Agreement, dated as of May 10, 2004 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Guaranty and Collateral Agreement”).

WHEREAS, under the terms of the Guaranty and Collateral Agreement, the Grantors have confirmed their grant of a security interest pursuant to the Original Guaranty and Collateral Agreement, and have granted a security interest in certain Property, including, certain Intellectual Property of the Grantors, to the Administrative Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities.

WHEREAS, each Grantor and Administrative Agent have agreed to amend and restate the Original Intellectual Property Security Agreement, in renewal, amendment, restatement and modification of, but not in extinguishment or novation of, the obligations thereunder, to ensure continuing security for the payment and performance of each Grantor’s Obligations under and as defined herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

SECTION 1.           Grant of Security.  Each Grantor hereby confirms and reaffirms the grant of the security interest heretofore granted by it under the Original Intellectual Property Security Interest

Agreement, agrees that such Liens continue to secure such Grantor’s Obligations under the Credit Agreement and, for the avoidance of doubt but without in any manner limiting, qualifying, prejudicing or otherwise affecting the previous grant by such Grantor under the Original Intellectual Property Security Agreement, hereby grants to Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)           (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1(a), (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

(b)           (i) all patents, patent applications and patentable inventions, including, without limitation, each patent and patent application identified in Schedule 1(b), (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-art, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);

(c)           (i) all copyrights, whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1(c), (ii) the rights to print, publish and distribute any of the foregoing, (iv) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (“Copyrights”);

(d)           (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Trade Secrets”);

(e)           (i) all licenses or agreements, whether written or oral, providing for the grant by or to any Grantor of:  (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use or sell any invention covered in whole or in part by a Patent, and (C) any right under any Copyright including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright including, without limitation, any of the foregoing identified in Schedule 1(d), (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(f)            any and all proceeds of the foregoing.

SECTION 2.           Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this Intellectual Property Security Agreement.

SECTION 3.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4.           Governing Law.  This Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

SECTION 5.           Conflict Provision.  This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guaranty and Collateral Agreement and the Credit Agreement.  The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guaranty and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Guaranty and Collateral Agreement or the Credit Agreement, the provisions of the Guaranty and Collateral Agreement or the Credit Agreement shall govern.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Intellectual Property Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

REGAL CINEMAS CORPORATION,
as a Grantor

By:
Name:
Title:

A 3 THEATRES OF TEXAS, INC.
A 3 THEATRES OF SAN ANTONIO, LTD.,
By: A3 THEATRES OF TEXAS, INC., its General Partner
CONSOLIDATED THEATRES MANAGEMENT, L.L.C.
EASTGATE THEATRE, INC.
EDWARDS THEATRES, INC.
FREDERICK PLAZA CINEMA, INC.
HOYTS CINEMAS CORPORATION
INTERSTATE THEATRES CORPORATION
R.C. COBB II, LLC
R.C. COBB, INC.
RCI/FSSC, LLC
RCI/RMS, LLC
REGAL CINEMAS HOLDINGS, INC.
REGAL CINEMAS II, LLC
REGAL CINEMEDIA CORPORATION
REGAL GALLERY PLACE, LLC
REGAL INVESTMENT COMPANY
RICHMOND I CINEMA, L.L.C.
UA SWANSEA, LLC
UNITED ARTISTS PROPERTIES I CORP.
UNITED ARTISTS REALTY COMPANY
UNITED ARTISTS THEATRE COMPANY,
each as a Grantor

By:
Name:
Title:

REGAL CINEMAS, INC.,
as a Grantor

By:
Name:
Title:

[Second Amended and Restated Intellectual Property Security Agreement]

Schedule 1

TRADEMARKS

COPYRIGHTS

PATENTS

INTELLECTUAL PROPERTY LICENSES

[To be completed by Grantors]

Exhibit C to
Second Amended and Restated
Guaranty and Collateral Agreement

FORM OF ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of                              , 20      , made by                                               , a                                [corporation] (the “Additional Grantor”), in favor of Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, “Administrative Agent”) for (i) the banks and other financial institutions and entities (the “Lenders”) parties to the Credit Agreement referred to below, and (ii) the other Secured Parties (as defined in the Guaranty and Collateral Agreement (as hereinafter defined)).  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, Regal Cinemas Corporation, a Delaware corporation (“Borrower”), the Lenders,  and Administrative Agent, have entered into a Sixth Amended and Restated Credit Agreement, dated as of May 19, 2010 (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, Borrower and certain of its Restricted Subsidiaries have entered into the Second Amended and Restated Guaranty and Collateral Agreement, dated as of May 19, 2010 (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Guaranty and Collateral Agreement”) in favor of Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guaranty and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.     Guaranty and Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.13 of the Guaranty and Collateral Agreement, (i) hereby becomes a party to the Guaranty and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder, and (ii) hereby grants to Administrative Agent a security interest in all of the Additional Grantor’s right, title and interest in and to all Collateral of Additional Grantor, in each case whether now or hereafter existing or in which Additional Grantor now has or hereafter acquires an interest and wherever the same may be located.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 4.3, 4.4, 4.6, 4.8, 5.8 and 8.2 to the Guaranty and Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guaranty and Collateral Agreement  applicable to such Additional Grantor (other than such representations and warranties that specifically relate to a date prior to the date hereof) is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

C-1

2.     GOVERNING LAW.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

C-2